As filed with the Securities and Exchange Commission on February 22, 2007

Registration No. 333-117209

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EDP—Energias de Portugal, S.A.

(Exact name of registrant as specified to its charter)

EDP-Energy of Portugal

(Translation of registrant’s name into English)

Portuguese Republic	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Praça Marquês de Pombal, 12

1250-162 Lisbon, Portugal

+351 210 013 026

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

Telephone: (212) 590-9200

(Name, address and telephone number of agent for service)

Copies to:

Robin M. Bergen, Esq.

Cleary Gottlieb Steen & Hamilton LLP

2000 Pennsylvania Avenue, NW

Washington, DC 20006

Approximate date of commencement of proposed sale to the public:

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box:    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐_____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Pursuant to the registrant’s undertaking in Item 10 of Part II of this registration statement as originally filed, the registrant hereby removes from registration the unsold portion of securities registered hereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lisbon, Portugal, on February 22, 2007.

EDP—ENERGIAS DE PORTUGAL, S.A.

By:	/s/ António Luís Guerra Nunes Mexia
António Luís Guerra Nunes Mexia Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities in respect of EDP—Energias de Portugal, S.A. on February 22, 2007.

Signature	Title	Date

/s/ António Luís Guerra Nunes Mexia António Luís Guerra Nunes Mexia	Chief Executive Officer and Executive Director (Principal Executive Officer)	February 22, 2007

/s/ Nuno Maria Pestana de Almeida Alves Nuno Maria Pestana de Almeida Alves	Chief Financial Officer and Executive Director (Principal Financial and Accounting Officer)	February 22, 2007

/s/ Ana Maria Machado Fernandes Ana Maria Machado Fernandes	Executive Director	February 22, 2007

/s/ António Fernando Melo Martins da Costa António Fernando Melo Martins da Costa	Executive Director	February 22, 2007

/s/ António Manuel Barreto Pita de Abreu António Manuel Barreto Pita de Abreu	Executive Director	February 22, 2007

/s/ João Manuel Manso Neto João Manuel Manso Neto	Executive Director	February 22, 2007

/s/ Jorge Manuel Pragana da Cruz Morais Jorge Manuel Pragana da Cruz Morais	Executive Director	February 22, 2007

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of EDP–Energias de Portugal, S.A. in the United States, has signed this registration statement or amendment in the City of Newark, Delaware, on February 22, 2007.

By:	/s/ Donald J. Puglisi
Donald J. Puglisi